As filed with the Securities and Exchange Commission on January 17, 1997.
                                               Registration No. 333-____________
--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8

                       REGISTRATION STATEMENT UNDER THE
                            SECURITIES ACT OF 1933

                             ---------------------

                                  KEVCO, INC.
            (Exact name of registrant as specified in its charter)

            TEXAS                                        75-2666013
(State or other jurisdiction                          (I.R.S. Employer
of incorporation or organization)                  Identification Number)

          KEVCO, INC.
      UNIVERSITY CENTRE I
    1300 S. UNIVERSITY DRIVE
          SUITE 200
       FORT WORTH, TEXAS                                     76107
(Address of principal executive offices)                   (Zip Code)

                             --------------------

                                  KEVCO, INC.
                  AMENDED AND RESTATED 1995 STOCK OPTION PLAN
                           (Full title of the Plan)

                                JERRY E. KIMMEL
                                  KEVCO, INC.
                              UNIVERSITY CENTRE I
                           1300 S. UNIVERSITY DRIVE
                                   SUITE 200
                            FORT WORTH, TEXAS 76107
                                (817) 332-2758
               (Name, Address, including zip code and telephone
               number, including area code, of agent of service)

                             ---------------------

                                  COPIES TO:

                               Richard S. Tucker
                           Jackson & Walker, L.L.P.
                          777 Main Street, Suite 1800
                           Fort Worth, Texas  76107

              APPROXIMATE DATE OF PROPOSED COMMENCEMENT OF SALES
                             PURSUANT TO THE PLAN:
    From time to time after this Registration Statement becomes effective.

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------
     Title of                          Proposed Maximum      Proposed Maximum
 Securities to be     Amount to be     Offering Price Per   Aggregate Offering       Amount of
    Registered         Registered          Share(1)              Price (1)        Registration Fee
---------------------------------------------------------------------------------------------------
Common Stock,
$0.01 par value      214,194 shares         $14.00              $2,998,716             $909.00
---------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(h)(1) and Rule 457(c), the offering price and registration fee are computed on the basis of the average high and low prices of the Common Stock as listed on the Nasdaq Stock Market on January 15, 1997.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

   The following documents, which have been filed with the Securities and Exchange Commission (the "Commission") by Kevco, Inc. (the "Company"), are incorporated herein by reference and made a part hereof: (i) Prospectus dated November 1, 1996, filed with the Commission pursuant to Rule 424(b) on November 1, 1996; (ii) Quarterly Report on Form 10-Q, for the quarter ended September 30, 1996; and (iii) Registration Statement on Form 8-A (No. 000-21621), effective as of October 31, 1996, and any amendments filed thereto.

   All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

   Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

   Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

   The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Jackson & Walker, L.L.P. Richard S. Tucker, a partner in Jackson & Walker, L.L.P., is a director and officer of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   The Company's Articles of Incorporation provide that, to the fullest extent permitted by Texas law, directors of the Company will not be liable to the Company or its shareholders for monetary damages for an act or omission in the director's capacity as a director. Texas law does not currently authorize the elimination or limitation of the liability of a director to the extent the director is found liable for (i) any breach of the director's duty of loyalty to the Company or its shareholders, (ii) acts or omissions not in good faith that constitute a breach of duty of the director to the Company or which involve intentional misconduct or a knowing violation of law, (iii) transactions from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office or (iv) acts or omissions for which the liability of a director is expressly provided by an applicable statute. In addition, the Company's Articles of Incorporation provide that if applicable law is amended to authorize the further elimination or limitation of the liability of a director, then the liability of the directors shall be eliminated or limited to the fullest extent permitted by law, as amended.

   The Company's Articles of Incorporation and Bylaws grant mandatory indemnification and advancement of expenses to directors and officers of the Company to the fullest extent authorized by Texas law. In general, a Texas corporation may indemnify a director or officer who was, is or is threatened to be made a named defendant or respondent in a proceeding by virtue of his position in the corporation if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of criminal proceedings, had no reasonable cause to believe his conduct was unlawful. A Texas corporation may indemnify a director or officer in an action brought by or in the right of the corporation only if such director or officer was not found liable to the corporation, unless or only to the extent that a court finds him to be fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

   The Company has entered into an agreement with each of its shareholders of record immediately prior to the consummation of the Company's initial public offering (the "IPO") pursuant to which the Company has agreed to distribute to such shareholders an amount equal to earnings of the Company as provided in the agreement and as finally determined for tax purposes for the period January 1, 1995 through the date immediately preceding the consummation of the IPO (being November 6, 1996), to the extent such earnings, not theretofore distributed to such shareholders, exceed the earnings for such period as theretofore reported by the Company. In addition, the Company has agreed to indemnify such shareholders for any penalties and interest attributable to any additional income taxes they incur as a result of being taxed on such additional earnings, as well as for related costs and expenses incurred.

   The Company has procured insurance that purports to insure the Company's directors and officers against certain liabilities incurred by them in the discharge of their functions as directors and officers, with certain exceptions including exceptions for liabilities arising from such directors' and officers' own malfeasance.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers or controlling persons of the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, as amended, and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

   Not applicable.

ITEM 8.      EXHIBITS.

       The following is a list of all exhibits filed as a part of this Registration Statement on Form S-8, including those incorporated herein by reference.

  Exhibit No.            Description of Exhibit
  -----------            ----------------------

     4.1  Articles of Incorporation of Kevco, Inc. as amended. (1)

     4.2  Bylaws of Kevco, Inc. (1)

     4.3 Form of certificate evidencing ownership of the Common Stock of Kevco, Inc.(1)

     5    Opinion of Jackson & Walker, L.L.P. (2)

    15    None

    23.1  Consent of Coopers & Lybrand L.L.P. (2)

    23.2 Consent of Jackson & Walker, L.L.P. (contained in its opinion filed herewith)

    23.3  Consent of Rylander, Clay & Optiz, L.L.P. (2)

    23.4  Consent of Rumsey & Huckaby, P.C. (2)

    24 Power of Attorney (contained on the signature page of this Registration Statement).

    99 Amendment No. 2 to 1995 Stock Option Plan (Amended and Restated 1995 Stock Option Plan of Kevco, Inc.) and Supplementary Letter. (1)
--------------

(1) Previously filed as an exhibit to the Company's registration statement on Form S-1 (No. 333-11173), and incorporated herein by reference.

(2)  Filed herewith.

ITEM 9. UNDERTAKINGS.

     (a)  The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act), that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               POWER OF ATTORNEY

     Each person whose signature appears below authorizes Jerry E. Kimmel, Richard S. Tucker and Ellis L. McKinley, Jr., and each of them, each of whom may act without joinder of the other, to execute in the name of each such person who is then an officer or director of the Registrant, and to file any amendments to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities that are the subject of this Registration Statement, which amendments may make such changes to such Registration Statement as such attorney may deem appropriate.



                                SIGNATURE PAGE

     Pursuant to the requirements of the Securities Act of 1933, as amended, Kevco, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on January 17, 1997.


                                          KEVCO, INC.


                                          By:  /s/ Jerry E. Kimmel
                                             ----------------------------------
                                               Jerry E. Kimmel
                                               Chairman of the Board, President
                                               and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated and on January 17, 1997.


                 Signatures                       Title
                 ----------                       -----

        /s/ Jerry E. Kimmel             Chairman of the Board of
        ---------------------------     Directors, President and
        Jerry E. Kimmel                  Chief Executive Officer
                                      (Principal Executive Officer)

        /s/ Clyde A. Reed, Jr.          Executive Vice President,
        ---------------------------    Chief Operating Officer and
        Clyde A. Reed, Jr.                      Director

        /s/ Ellis L. McKinley, Jr.        Vice President, Chief
        ---------------------------    Financial Officer, Treasurer
        Ellis L. McKinley, Jr.                and Director
                                       (Principal Financial Officer)

        /s/ Richard S. Tucker            Secretary and Director
        ---------------------------
        Richard S. Tucker

        /s/ Martin C. Bowen                     Director
        ---------------------------
        Martin C. Bowen

        /s/ Richard Nevins                      Director
        ---------------------------
        Richard Nevins

                               INDEX TO EXHIBITS

Exhibit
Number                   Description of Exhibit
------                   ----------------------

     4.1  Articles of Incorporation of Kevco, Inc. as amended. (1)

     4.2  Bylaws of Kevco, Inc. (1)

     4.3 Form of certificate evidencing ownership of the Common Stock of Kevco, Inc.(1)

     5    Opinion of Jackson & Walker, L.L.P. (2)

    15    None

    23.1  Consent of Coopers & Lybrand L.L.P. (2)

    23.2 Consent of Jackson & Walker, L.L.P. (contained in its opinion filed herewith)

    23.3  Consent of Rylander, Clay & Optiz, L.L.P. (2)

    23.4  Consent of Rumsey & Huckaby, P.C. (2)

    24 Power of Attorney (contained on the signature page of this Registration Statement).

    99 Amendment No. 2 to 1995 Stock Option Plan (Amended and Restated 1995 Stock Option Plan of Kevco, Inc.) and Supplementary Letter. (1)

--------------

(1) Previously filed as an exhibit to the Company's registration statement on Form S-1 (No. 333-11173), and incorporated herein by reference.

(2)  Filed herewith.